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                                                    Registration No. 333-16147

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                  U. S. BANCORP
            (Exact name of Registrant as specified in its charter)

    OREGON                           6711                93-0571730
(State or other               (Primary Standard             I.R.S.
jurisdiction of                   Industrial               Employer
incorporation or              Classification Code)    Identification No.
organization)

                              111 S.W. FIFTH AVENUE
                             PORTLAND, OREGON 97204
                                 (503) 275-6111
              (Address, including zip code, and telephone number
                including area code, of registrant's principal
                               executive offices)

                          --------------------------

                                 DWIGHT V. BOARD
                                  U. S. BANCORP
                              111 S.W. Fifth Avenue
                             Portland, Oregon 97204
                                 (503) 275-3706
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                          --------------------------

                                   Copies to:

JOHN J. DeMOTT, ESQ.                      JAMES R. KRUSE
Miller, Nash, Wiener,                     Kruse, Landa & Maycocky L.L.C.
 Hager & Carlsen LLP                      Eighth Floor, Bank One
111 S.W. Fifth, Ave., Ste. 3500            Tower
Portland, Oregon  97204                   50 West Broadway (300
                                           South)
                                          Salt Lake City, Utah
                                           84101

                          --------------------------

                                 DEREGISTRATION


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                                  DEREGISTRATION

            The number of shares of common stock, $5 par value, of U. S. Bancorp registered was 400,635 shares, of which 400,466 shares have been issued. The Registration Statement is hereby amended to remove the 169 remaining shares from registration.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 17th day of January, 1997.

                                    U. S. BANCORP
                                    (Registrant)

                                       By: DWIGHT V. BOARD
                                       Dwight V. Board
                                       Executive Vice President

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of January, 1997.

            Signature                                 Title

1.  Principal Executive Officer                 Chairman of the Board,
    and Director:                         Chief Executive Officer
            GERRY B. CAMERON*                   and President, and
            Gerry B. Cameron                    Director

2.  Principal Financial and               Executive Vice President
    Accounting Officer:                   and Chief Financial Officer

            STEVEN P. ERWIN*
            Steven P. Erwin

3.  A Majority of the Board
    of Directors:
            Harry Bettis*
            Franklin G. Drake*
            Robert L. Dryden*
            John B. Fery*
            Joshua Green III*
            Daniel R. Nelson*
            Allen T. Noble*
            Paul A. Redmond*
            N. Stewart Rogers*
            Benjamin R. Whiteley*


*By   DWIGHT V. BOARD
      Dwight V. Board,
      Attorney-in-fact

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